UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         ------------------------------


      Date of Report (Date of earliest event reported): September 28, 2005

                         GALAXY NUTRITIONAL FOODS, INC.
             (Exact Name of Registrant as Specified in its Charter)


          Delaware                     1-15345                  25-1391475
(State or other jurisdiction    (Commission File Number)      (IRS Employer
      of incorporation)                                     Identification No.)


              2441 Viscount Row                                 32809
               Orlando, Florida                               (Zip Code)
   (Address of principal executive offices)

       Registrant's telephone number, including area code: (407) 855-5500

         (Former name or former address, if changed since last report.)


      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2.  Financial Information.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On September 28, 2005, Galaxy Nutritional Foods, Inc. (the "Company") received $600,000, $485,200, $69,600 and $45,200 from Conversion Capital Master, Ltd.,
SRB Greenway Capital (Q.P.), L.P., SRB Greenway Capital, L.P., and SRB Greenway Offshore Operating Fund, L.P. (collectively "the Investors"), respectively, for a total of $1,200,000 as loans to the Company, which loans were evidenced by unsecured promissory notes ("Notes"). The Notes require monthly interest only payments at 3% above the bank prime rate of interest per the Federal Reserve Bank and mature on June 15, 2006.

Pursuant to a consent letter dated September 30, 2005, Textron Financial Corporation ("Textron") has waived compliance with Section 7.8, "Limitation on Indebtedness for Money Borrowed," in the Loan and Security Agreement dated May 27, 2003 (the "Textron Loan Agreement") between Textron and the Company in order to permit the Company to enter into the loans with the Investors as described above.

Pursuant to Section 5.02 (i) of the Loan Agreement dated March 10, 2000, between the Company and Wachovia Bank, N.A. formerly SouthTrust Bank ("Wachovia"), the Company is required to obtain Wachovia's consent prior to procuring indebtedness other than certain permitted debt. On September 27, 2005, the Company received a notice that Wachovia had assigned our loan to Beltway Capital Partners, LLC ("Beltway"). Pursuant to a loan consent agreement dated September 28, 2005, Beltway waived compliance with Section 5.02 (i) in order to permit the Company to enter into the loans with the Investors as described above and the September 12, 2005 loan from Frederick A. DeLuca of $1,200,000, which loan is described in the Company's Current Report on Form 8-K filed September 16, 2005.

On October 4, 2005, the Company issued a press release announcing the matters discussed above. The full text of the press release is attached as Exhibit 99.1 to this report.


Section 3.  Securities and Trading Market.

Item 3.02   Unregistered Sales of Equity Securities

In consideration for the Notes described above and in accordance with an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, the Company will issue the Investors warrants to purchase up to 300,000 shares, in the aggregate, at an exercise price equal to 95% of the lowest closing price of the Company's common stock in the sixty calendar days immediately preceding October 17, 2005. The warrants fully vest on October 17, 2005 and can be exercised on or before the expiration date of October 17, 2008. Also in consideration for the Notes, the Company granted the Investors "piggy back" registration rights with respect to the shares underlying the warrants.


Section 9 - Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits

10.23 Note and Warrant Purchase Agreement dated September 28, 2005 between Galaxy Nutritional Foods, Inc. and Conversion Capital Master, Ltd. (Filed herewith).

10.24 Note and Warrant Purchase Agreement dated September 28, 2005 between Galaxy Nutritional Foods, Inc. and SRB Greenway Capital, L.P. (Filed herewith).

10.25 Note and Warrant Purchase Agreement dated September 28, 2005 between Galaxy Nutritional Foods, Inc. and SRB Greenway Capital (Q.P.), L.P. (Filed herewith).

10.26 Note and Warrant Purchase Agreement dated September 28, 2005 between Galaxy Nutritional Foods, Inc. and SRB Greenway Offshore Operating Fund, L.P. (Filed herewith).

99.1 Press Release regarding financing issued by the Company on October 4, 2005 (Filed herewith).




SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          GALAXY NUTRITIONAL FOODS, INC.


October 4, 2005                           By:     /s/ Salvatore J. Furnari
                                              -----------------------------

                                          Name:   Salvatore J. Furnari
                                               ----------------------------

                                          Title:  Chief Financial Officer
                                                ---------------------------